UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 2, 2023 (March 2, 2023)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 2, 2023, certain property and casualty insurance subsidiaries of SiriusPoint Ltd., SiriusPoint International Försäkringsaktiebolag (PUBL) and Sirius International Managing Agency Limited, in its capacity as the managing agent for Sirius International Syndicate 1945 at Lloyd’s (together, the “SiriusPoint Cedents”), entered into that certain Master Agreement (the “Master Agreement”), dated as of March 2, 2023, made by and among the SiriusPoint Cedants and Pallas Reinsurance Company Ltd. (“Pallas Re”), a Class 3B insurer incorporated and registered in Bermuda and a subsidiary in the Compre group of companies.

Pursuant to the Master Agreement, at closing, (a) the SiriusPoint Cedents (and/or an affiliate, as the case may be) will enter into Loss Portfolio Transfer Reinsurance and Retrocession Agreements (together, the “LPT Agreements”) with Pallas Re, pursuant to which the SiriusPoint Cedents will cede and Pallas Re will assume 100% of the liability with respect to certain insurance and reinsurance exposures of the SiriusPoint Cedents written in underwriting years 2021 and prior (the “Subject Business”) on a funds withheld basis, subject to the terms and conditions of the LPT Agreements including an aggregate limit; (b) the SiriusPoint Cedents and Pallas Re will enter into an administrative services agreement concerning the parties’ authority and responsibility for certain administrative services, including claims handling; and (c) the SiriusPoint Cedents, Pallas Re and a trustee will enter into two trust agreements, pursuant to which Pallas Re will be obligated to maintain, for the term of the LPT Agreements, certain permitted types of eligible assets as partial collateral securing Pallas Re’s reinsurance obligations with respect to the Subject Business. The reserves supporting the Subject Business were valued at approximately US$1.3 billion as of September 30, 2022. The aggregate limit under the LPT Agreements is 130% of such reserve amount less certain adjustments for paid losses and reserve redundancies.

The Master Agreement and the LPT Agreements include customary representations and warranties, indemnification obligations, covenants and termination rights of the parties. The transaction is anticipated to close and incept on or around June 30, 2023, subject to regulatory approvals and other customary closing conditions.

Item 7.01	Regulation FD Disclosure
On March 2, 2023, the Company issued a press release announcing the transaction. A copy of the press release is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of March 2, 2023, issued by SiriusPoint Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023	/s/ Jimmy Yang
	Name:	Jimmy Yang
	Title:	Interim General Counsel & Corporate Secretary